Exhibit 10.2

December 20, 2012

Access Midstream Partners, L.P.

900 N.W. 63rd Street

Oklahoma City, OK 73118

Chesapeake Energy Corporation

6100 North Western Avenue

Oklahoma City, Oklahoma 73118

Re:	Second Letter Amendment Agreement

Sir or Madam:

This letter (“Second Letter Amendment Agreement”) amends that certain Letter Agreement, dated as of June 15, 2012, by and among Chesapeake Energy Corporation, Chesapeake Midstream Management, L.L.C., Chesapeake Operating, Inc., Access Midstream GP, L.L.C. (f/k/a Chesapeake Midstream GP, L.L.C.), Access Midstream Partners, L.P. (f/k/a Chesapeake Midstream Partners, L.P.), Access MLP Operating L.L.C (f/k/a Chesapeake MLP Operating L.L.C.), GIP-A Holding (CHK), L.P., GIP-B Holding (CHK), L.P. and GIP-C Holding (CHK), L.P. (as amended by that Letter Amendment Agreement, dated June 29, 2012, the “Letter Agreement”), Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Letter Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Second Letter Amendment Agreement agree that:

1.	Section 4.a. of the Letter Agreement is hereby amended and restated as follows:

“Section 6.1 is hereby amended and restated as follows:

Term. Subject to the terms of this Article VI, the term of this Agreement shall be for the period beginning on the Effective Date and ending on December 31, 2013 (the “General Term”). At the end of the General Term, this Agreement shall automatically terminate without written notice by either Party except to the extent the Company Group exercises its right to extend the term of the provision of any or all of the G&A Services set forth under “Information Technology” on Exhibit A-1 (collectively, and together with the FI Services, the “IT Services”) through the Extended IT Services Expiration Date (as defined below) (the “Extended IT Services Term”), and/or the Company Group exercises its right to extend the term of the provision of any or all of the FI Services through the Extended FI Services Expiration Date (as defined below) (the “Extended FI Services Term”). If the Company Group determines it will be unable to transition before the end of the General Term the provision of all of the IT Services to its own internal organization or other third-party service providers, the Company Group has the right, upon providing written notice to the Chesapeake Entities no later than ninety (90) days prior to the expiration of the General Term, to extend the term of this Agreement (i) through March 31, 2014 with respect to one or more of the IT Services (the “Extended IT Services Expiration Date”) and/or (ii) through June 30, 2014 with respect to one or more FI Services (the “Extended FI Services Expiration Date”). In such case, this Agreement shall automatically terminate, without written notice by either Party (x) on the Extended IT Services Expiration Date with respect to any extended IT Services (other than any FI Services that have been further extended), and (y) on the Extended FI Services Expiration Date with respect to any extended FI Services. The Extended IT Services Term with respect to the IT Services extended through the Extended IT Services Expiration Date, the Extended FI Services Term with respect to the FI Services extended through the Extended FI Services Expiration Date and the General Term with respect to all other Services are together referred to as the “Term.”

“FI Services” means field communication support services, including, without limitation, (a) dedicated and shared connectivity, utilizing all frequencies, whether or not currently deployed; (b) any and all technologies whether they are deemed licensed or unlicensed by the FCC; (c) equipment such as microwave radios for backbone links, low speed and high speed point-to-multi-point distribution systems, two way voice radio systems, low and high speed SCADA telemetry gathering, wireless hot spots, VSAT, modem communications, and cellular based devises, and (d) all labor that has been historically provided by the IT departments of the Chesapeake Entities to support these systems with respect to network monitoring, troubleshooting, restoration of power, and preventative maintenance services. For the avoidance of doubt, the FI Services are deemed “G&A Services” under this Agreement.”

2.	Section 4. of the Letter Agreement is hereby amended by adding the following paragraphs e., f. and g. thereto:

“e. Section 2.2 is hereby amended by adding the following paragraph (d) thereto:

In consideration of the IT Services (including the FI Services) during the period beginning on January 1, 2014 through the Extended IT Services Expiration Date (unless earlier terminated), the Company shall pay the Chesapeake Entities, on a monthly basis, an amount equal to the fully-burdened cost to provide such IT Services (which would include any direct or indirect labor costs, benefits, bonuses, travel costs, service-related training costs, building occupancy costs, depreciation, information technology costs, site costs, supplies, and direct or indirect third party costs solely to the extent incurred to provide such IT Services), plus five percent (5%) thereof; provided, however, that if at any time during the Extended IT Services Term the FI Services are the only IT Services provided to the Company Group, the Company shall instead pay the Chesapeake Entities, on a monthly basis, an amount equal to $75,000. In consideration of the FI Services during the period beginning on April 1, 2014 through the Extended FI Services Expiration Date (unless earlier terminated), the Company shall pay the Chesapeake Entities, on a monthly basis, an amount equal to $75,000.00. For the avoidance of doubt, the Company shall have no obligation to pay any other amounts, including the G&A Fee, in respect of the provision of IT Services (including the FI Services) after the General Term.”

“f. The proviso at the end of Section 6.2 is hereby amended and restated as follows:

provided, however, the Chesapeake Entities may continue to perform a Terminated Service (other than any IT Services extended beyond the General Term) and shall be entitled to compensation for such Terminated Service in accordance with the terms of this Agreement beyond such thirty (30) day period for the period of time not to exceed ninety (90) days that is reasonably required for the Chesapeake Entities to demobilize the personnel and operations that have been utilized in respect of such Terminated Service.”

“g. Section 2.1 is hereby amended by adding the following sentence at the end thereof:

Notwithstanding anything to the contrary herein, for purposes of this Agreement, Cardinal Gas Services, L.L.C. and Utica East Ohio Midstream LLC shall be deemed to be included in the “Company Group.”

3.	The Letter Agreement is hereby amended by adding the following Section 20 to the Letter Agreement:

“Section 20. Subject to Section 21 below, the Secondment Agreement and the Transfer Agreement shall each be deemed amended to the extent necessary to provide that, effective as of the day immediately following the Transfer Date (as defined in the Transfer Agreement), the Secondment Agreement and the Transfer Agreement are hereby terminated.”

4.	The Letter Agreement is hereby amended by adding the following Section 21 to the Letter Agreement:

“Section 21. Notwithstanding anything in this Letter Agreement or the Stice Agreement, the Secondment Agreement, the Transfer Agreement (collectively, the “Employee Agreements”) to the contrary, the termination of the Employee Agreements pursuant to this Letter Agreement shall not affect or excuse the performance of any party thereto under any provision of any Employee Agreement that, by its terms, survives the termination of such Employee Agreement, including, without limitation, any provision relating to (i) the obligation to make any payment for services or to pay any reimbursable amounts due with respect to services provided on or prior to the Termination Date, (ii) the respective parties’ allocation of liabilities set forth therein or liabilities with respect to employee benefit plans, employee benefits and compensation, (iii) the respective parties’ indemnification rights and obligations, or (iv) the respective parties’ non-solicitation or similar covenants, which provisions shall survive and remain in full force and effect in accordance with their terms following the termination of the Employee Agreements.”

5.	Except as expressly amended by this Second Letter Amendment Agreement, the Letter Agreement is and shall continue to be in full force and effect and are hereby ratified and confirmed. This Second Letter Amendment Agreement is limited as specified and will not constitute a modification, amendment, or waiver of any other provision of the Letter Agreement.

6.	The reference in this Second Letter Amendment Agreement to any section or subsection of any Agreement shall be deemed to amend all other sections and subsections of such Agreement to the extent such other sections and subsections conflict with such amendment.

7.	This Second Letter Amendment Agreement will be governed by and construed in accordance with the laws of the State of Delaware (except to the extent any terms of this Second Letter Amendment Agreement must be interpreted in light of the law of the state in which Stice or an employee seconded pursuant to the Secondment Agreement is employed), without regard to principles of conflicts of law. This Second Letter Amendment Agreement may be executed in multiple counterparts, each of which taken together will constitute one and the same instrument.

[signature pages follow]

Very truly yours,

ACCESS MIDSTREAM GP, L.L.C.

By:	/s/ J. Michael Stice
Name:	J. Michael Stice
Title:	Chief Executive Officer

ACCESS MIDSTREAM PARTNERS, L.P.

By: Access Midstream GP, L.L.C., its sole general partner

By:	/s/ J. Michael Stice
Name:	J. Michael Stice
Title:	Chief Executive Officer

ACCESS MLP OPERATING, L.L.C.

By:	/s/ J. Michael Stice
Name:	J. Michael Stice
Title:	Chief Executive Officer

[Signature page to Transition Services Letter Agreement]

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST WRITTEN ABOVE:

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Domenic J. Dell’Osso, Jr.
Name:	Domenic J. Dell’Osso, Jr.
Title:	Executive Vice President and Chief Financial Officer

CHESAPEAKE MIDSTREAM MANAGEMENT, L.L.C.

By:	/s/ Domenic J. Dell’Osso, Jr.
Name:	Domenic J. Dell’Osso, Jr.
Title:	Executive Vice President and Chief Financial Officer

CHESAPEAKE OPERATING, INC.

By:	/s/ Domenic J. Dell’Osso, Jr.
Name:	Domenic J. Dell’Osso, Jr.
Title:	Executive Vice President and Chief Financial Officer

[Signature page to Transition Services Letter Agreement]

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST WRITTEN ABOVE:

GIP-A HOLDING (CHK), L.P.

By: GIP-A Holding (CHK) GP, LLC, its sole general partner

By:	/s/ Johnathan Bram
Name:	Johnathan Bram
Title:	Secretary

GIP-B HOLDING (CHK), L.P.

By: GIP-B Holding (CHK) GP, LLC, its sole general partner

By:	/s/ Johnathan Bram
Name:	Johnathan Bram
Title:	Secretary

GIP-C HOLDING (CHK), L.P.

By: GIP-C Holding (CHK) GP, LLC, its sole general partner

By:	/s/ Johnathan Bram
Name:	Johnathan Bram
Title:	Secretary

[Signature page to Transition Services Letter Agreement]